UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 6, 2006

The Bank Holdings

(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  775.853.8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported by The Bank Holdings in its 8-K filed as of November 6, 2006, The Bank Holdings acquired NNB Holdings and its subsidiary bank, Northern Nevada Bank through a purchase and merger transaction. The disclosure contained in such 8-K is incorporated herein by reference. The financial statements of NNB Holdings and the required pro forma financial information were not included in the original 8-K, but are contained herein under Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(a) Audited financial statements of NNB Holdings for the year ended December 31, 2005, as required by this item are incorporated by reference from the S-4/A Number 333-136212 filed August 14, 2006 and interim financial statements for the nine months ended September 30, 2006 are included in this report commencing at F-1 below.

(b) Pro Forma financial information is included in this report commencing at page F-13 below.

(d) Exhibits:

23.1 Consent of McGladrey & Pullen, LLP

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

January 19, 2007	By:	/s/ Jack B. Buchold

Name: Jack B. Buchold
Title: Chief Financial Officer

3

NNB Holdings Inc. and Subsidiary

Consolidated Balance Sheets

September 30, 2006 and December 31, 2005 (unaudited)

	September 30, 2006	December 31, 2005
	(dollars in thousands)
Assets
Cash and due from banks	$4,542	$3,839
Federal funds sold	13,850	—
Cash and cash equivalents	18,392	3,839

Interest bearing deposits at other financial institutions	2,772	4,059
Investment in Federal Home Loan Bank (FHLB) and Pacific Coast Bankers Bank (PCBB) stock	625	511
Securities available for sale	5,964	113
Securities held to maturity	—	6,035
Loans, net of allowance for loan losses of $1,565 for 2006 and $1,440 for 2005	119,708	125,046
Premises and equipment, net	4,481	3,261
Accrued interest receivable	624	622
Deferred tax assets	431	431
Bank owned life insurance	3,365	3,285
Other assets	310	305
Total assets	$156,672	$147,507

Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing demand	$16,005	$15,434
Interest bearing:
Demand	28,172	19,349
Savings	5,527	4,940
Time, $100,000 or more	35,518	38,957
Other time	43,699	41,865
Total deposits	128,921	120,545

Accrued interest payable and other liabilities	498	408
Federal funds purchased	—	1,315
Junior subordinated debt	5,155	5,155
Other borrowed funds	8,500	8,500
Total liabilities	143,074	135,923
Commitments and Contingencies (Note 4)

Stockholders’ Equity
Common stock	48	44
Additional paid-in-capital	9,546	8,737
Retained earnings	4,108	2,804
Accumulated other comprehensive loss	(104)	(1)
Total stockholders’ equity	13,598	11,584
Total liabilities and stockholders’ equity	$156,672	$147,507

See notes to unaudited consolidated financial statements

NNB Holdings Inc. and Subsidiary

Consolidated Statements of Income and Comprehensive Income

For the nine months ended September 30, 2006 and 2005 (Unaudited)

	2006	2005
	(dollars in thousands, except per share information)
Interest and dividend income:
Loans	$8,018	$6,073
Securities	157	152
Federal funds sold and other	362	260
Total interest and dividend income	8,537	6,485

Interest expense on:
Deposits	2,873	1,850
Other	501	203
	3,374	2,053

Net interest income	5,163	4,432

Provision for loan losses	220	275
Net interest income after provision for loan losses	4,943	4,157

Other income:
Service charges on deposit accounts and other	174	97
Income from bank owned life insurance	81	—
	255	97
Other expenses:
Salaries and employee benefits	1,784	1,517
Occupancy	424	330
Data processing and service charges	154	173
Advertising, public relations and business development	168	188
Professional fees	432	217
Other	279	259
	3,241	2,684

Income before income taxes	1,957	1,570
Income tax expense	653	536

Net income	$1,304	$1,034

Comprehensive income	$1,201	$1,033

Earnings per share:
Basic	$1.46	$1.18
Diluted	$1.38	$1.14

See notes to unaudited consolidated financial statements

NNB Holdings Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the nine months ended September 30, 2006 and 2005 (Unaudited)

	2006	2005
	(dollars in thousands)
Cash Flows from Operating Activities:
Net income	$1,304	$1,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of premises and equipment	219	229
Provision for loan losses	220	275
Other operating activities	84	(23)
Net cash provided by operating activities	1,827	1,515

Cash Flows from Investing Activities
Net (increase) decrease in loans	5,118	(30,347)
Purchase of premises and equipment	(1,439)	(301)
Net increase (decrease) in interest bearing deposits at other financial institutions	1,287	(494)
Purchase of bank owned life insurance	—	(3,250)
Other investing activities	(114)	(1,521)
Net cash provided by (used in) investing activities	4,852	(35,913)

Cash Flows from Financing Activities:
Net increase (decrease) in deposits	8,376	17,521
Increase (decrease) in federal funds purchased and borrowings	(1,315)	2,000
Proceeds from junior subordinated debt	—	5,155
Exercise of stock options, including $3 relating to tax benefit resulting from the disqualifying dispositions of common stock in 2006	813	22
Net cash provided by financing activities	7,874	24,698

Increase (decrease) in cash and cash equivalents	14,553	(9,700)

Cash and cash equivalents, beginning of period	3,839	12,262

Cash and cash equivalents, end of period	$18,392	$2,562

See notes to unaudited consolidated financial statements

NNB Holdings Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements

Note 1.          Nature of Business and Summary of Significant Accounting Policies

Nature of business

NNB Holdings, Inc. (NNB) is a Nevada corporation established as a bank holding company.  Northern Nevada Bank (the Bank), a Nevada state chartered bank, is a wholly owned subsidiary of NNB.  The Bank provides a full range of banking services to commercial and consumer customers through two branches located in the Reno and Carson City, Nevada areas.  The Bank’s business is concentrated in Northern Nevada and is subject to the general economic conditions of this area.

The accounting and reporting policies of NNB conform to accounting principles generally accepted in the United States of America and general industry practices.  NNB and the Bank are collectively referred to herein as the Company.

A summary of the Company’s significant accounting policies is as follows:

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  A material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses.

Interim financial information

The accompanying unaudited consolidated financial statements as of September 30, 2006 and 2005 have been prepared in condensed format, and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The information furnished in these interim statements reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the results for each respective period presented.  Such adjustments are of a normal recurring nature.  The results of operation in the interim statements are not necessarily indicative of the results that may be expected for any other quarter or for the full year.  Condensed financial information as of December 31, 2005 has been presented next to the interim consolidated balance sheet for informational purposes.

A statement of stockholders’ equity is not included as part of these interim financial statements since there have been no material changes in the capital structure of the Company during the nine month period-ended September 30, 2006, other than the exercise of 77,876 stock options which increased stockholders’ equity by approximately $810,000.

Stock options

The Company has adopted the Employee Stock Option Plan under which options to acquire common stock of the Company may be granted to employees, officers or directors at the discretion of the Board of Directors.  This plan allows for the granting of 123,500 stock options.  At September 30, 2006, there were 2,000 stock options available under this plan.

The Company has adopted the Director Nonqualified Stock Option Plan under which options to acquire common stock of the Company may be granted to directors at the discretion of the Board of Directors.  This plan allows for the granting of 16,350 stock options.  At September 30, 2006, there were 946 options available to grant under this plan.

Effective January 1, 2006 (the adoption date), the Company adopted the provisions of FASB Statement of Financial Accounting Standard (SFAS) No. 123 (revised 2004), or SFAS 123R, Share-Based Payment , requiring the measurement and recognition of all share-based compensation under the fair value method.  The Company has adopted SFAS 123R using the prospective method for options granted prior to adoption of SFAS 123(R).  Under the Company’s transition method, SFAS 123R applies to new awards and to awards that were outstanding on the adoption date that are subsequently modified, repurchased or cancelled.  The Company has not granted any stock options since the adoption date of January 1, 2006.  Accordingly, the Company has not recorded any stock option expense for the period ended September 30, 2006.

Prior to the adoption of SFAS 123R, the Company accounted for stock option grants using the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based compensation was reflected in net income, as all options are required by the Plans to be granted with an exercise price equal to the estimated fair value of the underlying common stock on the date of grant. Prior period financial statements have not been adjusted to reflect fair value of share-based compensation expense under SFAS 123R.

Also prior to the adoption of SFAS 123R, the Company applied the disclosure provisions of SFAS 123, Accounting for Stock-Based Compensation . SFAS 123 required the disclosure of the pro forma impact on net income and earnings per share if the value of the options were calculated at fair value. SFAS 123 permitted private companies to calculate the fair value of stock options using the minimum value method while public companies were required to use a fair value model. The Company used the minimum value method to calculate the fair value of stock options.

A summary of option activity under the Employee Stock Option Plan and the Director Nonqualified Stock Option Plan for the nine months ended September 30, 2006, and changes during the period then ended is presented below:

		Weighted
		Average
		Exercise
	Shares	Price
Outstanding options, beginning of period	118,026	$11.37
Granted	—	—
Exercised	77,876	10.40
Forfeited	2,000	13.90
Outstanding options, end of period	38,150	$13.22

Options exercisable, end of period	13,969	$10.44

The weighted average remaining contractual term of outstanding options as of September 30, 2006 was 2.2 years, with an aggregate intrinsic value of approximately $880,000. The weighted average remaining contractual term of options exercisable at September 30, 2006 was 4.7 years, with an aggregate intrinsic value of approximately $360,000.

The total intrinsic value of options exercised during the nine months ending September 30, 2006 was approximately $2,000,000.  The intrinsic value as of September 30, 2006 was computed using the approximate merger consideration of approximately $36 per share (See note 5).

No stock options were granted during the nine months ended September 30, 2005.  A summary of the status of the Company’s nonvested shares as of September 30, 2006, and changes during the period ended September 30, 2006, is presented below:

	Shares	Weighted Average Exercise Price
Nonvested balance, beginning of year	32,581	$13.85
Granted	—	—
Vested	6,400	10.48
Forfeited	2,000	13.90

Nonvested balance, end of period	24,181	$14.10

The following table illustrates the effect on net income and earnings per share had the Company applied the fair value recognition method of SFAS 123 for the nine months ended September 30:

	2006	2005
	(dollars in thousands, except per share data)
Net income:
As reported	$1,304	$1,034
Deduct total stock-based employee compensation expense determined under minimum value based method for all awards, net of related tax effects for non-qualified stock options	(43)	(79)
Proforma	$1,261	$955

Basic earnings per share - As reported	$1.46	$1.18
Basic earnings per share - Pro forma	$1.41	$1.09

Diluted earnings per share - As reported	$1.38	$1.14
Diluted earnings per share - Pro forma	$1.33	$1.05

Prior to the adoption of SFAS 123R, all tax benefits resulting from the exercise of stock options were presented as operating cash inflows in the consolidated statements of cash flows, in accordance with the provisions of the Emerging Issues Task Force (EITF) Issue No. 00-15, Classification in the Statement of Cash Flows of the Income Tax Benefit Received by a Company upon Exercise of a Nonqualified Employee Stock Option . SFAS 123R requires the benefit of tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash inflows rather than operating cash inflows, on a prospective basis.  The Company has recorded approximately $3,000 of tax benefits associated with a disqualifying disposition of common stock during the nine months ended September 30, 2006 in financing activities on the consolidated statement of cash flows.

Note 2.          Earnings per Share

Basic earnings per share (EPS) represents income available to common stockholders divided by the weighted average number of common shares outstanding during the period.  Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment that would result from assumed issuance.  Potential common shares that may be issued by the Company relate solely to outstanding options, and are determined using the treasury stock method.

For the nine months ended September 30, 2006 and 2005 (Unaudited)

	2006	2005
	(dollars in thousands, except per share data)

Net income as reported	$1,304	$1,034

Average number of common shares outstanding	891,800	874,203
Effect of dilutive options	55,908	34,876

Average number of common shares outstanding used to calculate diluted earnings per common share	947,708	909,079

Basic EPS	$1.46	$1.18
Diluted EPS	$1.38	$1.14

Note 3.          Loans

The composition of the Company’s loan portfolio is as follows:

	September 30,	December 31,
	2006	2005
	(dollars in thousands)

Commercial and industrial	$16,685	$16,338
Real estate:
Commercial	82,539	86,291
Construction and land development	21,506	22,026
Residential	667	1,958
Consumer	300	374
	121,697	126,987
Less:
Allowance for loan losses	(1,565)	(1,440)
Net deferred loan fees	(424)	(501)
	$119,708	$125,046

There were approximately $97,000 of charge-offs and $2,000 of recoveries for the nine months ended September 30, 2006.  There were no charge-offs or recoveries during the nine months ended September 30, 2005.  The Bank has approximately $581,000 of impaired loans as of September 30, 2006.  These loans have specific allowance for loan losses of $215,000 as of September 30, 2006.

Note 4.          Commitments and Contingencies

Financial instruments with off-balance-sheet risk

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and standby letters of credit.  They involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the balance sheets.

The Company’s exposure to credit loss in the event of nonperformance by the other parties to the financial instruments for these commitments is represented by the contractual amounts of those instruments.  The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

A summary of the contract amount of the Company’s exposure to off-balance-sheet risk is as follows:

	September 30,	December 31,
	2006	2005
	(dollars in thousands)

Commitments to extend credit	$19,528	$35,373

Standby letters of credit	$610	$103

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any conditions established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

The Company evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the party.  Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  Those guarantees are primarily issued to support public and private borrowing arrangements.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  Collateral held varies as specified above and is required as the Company deems necessary.

Financial instruments with concentration of credit risk and Concentration by geographic location

The Company makes commercial, commercial real estate, raw land, residential real estate and consumer loans to customers primarily in Northern Nevada.  At September 30, 2006, real estate loans accounted for approximately 86% of the total loans.  Substantially all of these loans are secured by first liens with an initial loan to value ratio of generally not more than 75%.  The Company’s policy for requiring collateral is to obtain collateral whenever it is available or desirable, depending upon the degree of risk the Company is willing to take.  The Company’s loans are expected to be repaid from cash flow or from proceeds from the sale of selected assets of the borrowers.

Note 5.          Subsequent Events

On May 17, 2006, the Company entered into a definitive agreement to merge into another bank holding company for approximately $36 million in cash and common stock.  The transaction closed on November 6, 2006.

On November 1, 2006, the Company sold the entire securities portfolio.  Due to this transaction, all securities were reclassified to available for sale and adjusted to fair value at September 30, 2006.  A loss of approximately $104,000 was reported as other comprehensive loss in the September 30, 2006 financial statements.

Prior to merger on November 6, 2006, a majority of the outstanding stock options (see note 1) were cash settled by the Company as provided for in the definitive agreement.

TABLE OF CONTENTS
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
Exhibits

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

These pro forma combined figures are arithmetical combinations of NNB Holdings’ and The Bank Holdings’ separate financial results modified to reflect certain merger related adjustments. These presentations include an unaudited pro forma balance sheet as of September 30, 2006 prepared under the assumptions that (i) the transaction is accounted for using the purchase method of accounting, (ii) 75% of NNB Holdings’ common stock is exchanged for The Bank Holdings’ stock with the remaining 25% of NNB Holdings’ common stock exchanged for cash and (iii) the average closing price of The Bank Holdings’s stock is $19.34 resulting in value to NNB Holdings’s shareholders of $36.22 per share. For purposes of illustration, the pro forma combined figures have been calculated using an implied exchange ratio of 1.87 shares of The Bank Holdings’ common stock for each share of NNB Holdings common stock. Unaudited pro forma combined statements of income are also presented for the nine months ended September 30, 2006 and the twelve months ended December 31, 2005. The unaudited pro forma balance sheet assumes the merger took place on September 30, 2006. The unaudited pro forma combined statements of income give effect to the merger as if it had occurred  as of the beginning of the period. Certain assumptions associated with these statements are shown as footnotes to these pro forma financial statements.

The unaudited pro forma condensed combined financial statements are presented for information only and one should not assume that the combined company would have achieved the proforma combined results if they had actually been combined on the date or at the beginning of the periods presented.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined financial statements, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings nor opportunities to to earn additional revenue, neither do they reflect business integration costs which The Bank Holdings expects to achieve and, accordingly, do not attempt to predict or suggest future results.

Unaudited Pro Forma Combined
Statement of Financial Conditions
As of September 30, 2006

	The Bank	NNB	Pro Forma		Pro Forma
	Holdings	Holdings	Adjustments		Combined
	(dollars in thousands, except per share value)
ASSETS:
Cash and due from banks	$23,611	$4,542	$(11,350	)(a)	16,803
Federal funds sold	4,505	13,850			18,355
Cash and cash equivalents	28,116	18,392			46,508

Interset bearing deposits at other financial institutions		2,772			2,772
Investment in Federal Home Loan Bank (FHLB) and					0
Pacific Coast Bankers Bank (PCBB) stock		625			625
Securities available for sale, at fair value	18,304	5,964			24,268
Securities held to maturity, at amortized cost	77,864				77,864
Securities, trading market value	3,952				3,952
Other equity securities, at cost	3,608				3,608
Loans, gross	310,716	121,273			431,989
Allowance for loan losses	(3,251)	(1,565)			-4,816
Deferred loan fees, net	(566)				-566
Loans, net	306,899	119,708			426,607

Premises and equipment, net	3,004	4,481	353	(i)	7,838
Bank owned life insurance	8,379	3,365			11,744
Goodwill	5,820		23,580	(b)	29,400
Core deposits intangible (CDI)			1,402	(b)	1,402
Other assets	5,389	1,365			6,754
TOTAL ASSETS	$461,335	$156,672	13,985		631,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing demand	$49,523	$16,005			65,528
Interest bearing demand	5,972	28,172			34,144
Savings	124,558	5,527			130,085
Money Market	81,477				81,477
IRA’s	1,090				1,090
Time deposits < $100,000	53,617	43,699			97,316
Time deposits > $100,000	35,765	35,518			71,283
Total deposits	352,002	128,921			480,923
Short term borrowed funds	37,500	—			37,500
Short term notes payable	265				265
Long term notes payable	265	8,500			8,765
Junior subordinated debt	15,464	5,155			20,619
Minority shareholder interest in subsidiaries	1,268				1,268
Accrued interest payable and other liabilities	9,082	498			9,580
Total Liabilities	415,846	143,074			558,920

Stockholders’ equity:
Preferred stock, $.01 par value, 20,000,000 shares authorized; no shares issued or outstanding	—	—	—		—
Common stock	40	48	-48	(c)
			14		54
Additional paid-in capital	45,733	9,546	-9,546	(c)	45,733
			27,569	(d)	27,569
Accumulated deficit/retained earnings	(26)	4,108	-4,108	(c)	-26
Accumulated other comprehensive (loss)	(258)	(104)	104	(c)	-258
Total stockholders’ equity	45,489	13,598	13,985		73,072
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$461,335	$156,672	$13,985		631,992

The accompanying notes are an integral part of these consolidated financial statements.

Unaudited Pro Forma Combined
Statement of Operations
For the Nine Months Ended September 30, 2006

	The Bank	NNB	Pro Forma		Pro Forma
	Holdings	Holdings	Adjustments		Combined
	(dollars in thousands, except per share value)
Interest and dividend income:
Federal funds sold and other	$669	$362	$(433	)(e)	$598
Debt securities, taxable	2,653	157			2,810
Debt securities, non-taxable	184				184
Dividends	111				111
Loans, including fees	17,219	8,018			25,237
Total interest and dividend income	20,836	8,537	(433)		28,940

Interest expense:
Deposits	8,793	2,873			11,666
Other borrowed funds, notes payable and debt	1,403	501			1,904
Total interest expense	10,196	3,374	—		13,570

Net interest income	10,640	5,163	(433)		15,370
					0
Provision for loan losses	596	220			816
Net interest income, after provision for loan losses	10,044	4,943	(433)		14,554

Noninterest income:
Service charges on deposit accounts	164	174			338
Other service charges, commissions and fees	104				104
Pre-underwriting fees	9				9
Income on bank owned life insurance	195	81			276
Exchange fee income	289				289
Unrealized gains/(losses) on trading securities, net	231				231
Realized gains/(losses) on sale of fixed assets, net	2				2
Realized gains/(losses) on sale of investments, net	11				11
Total noninterest income	1,005	255	—		1,260

Noninterest expense:
Salaries and employee benefits	5,227	1,784			7,011
Occupancy and equipment	1,388	424			1,812
Data processing	634	154			788
Deposit servicing costs	227	168			395
Accounting, and legal	397				397
Other professional services	384	432			816
Telephone and data communications	151				151
Other	1,072	279	168	(f)	1,519
Total noninterest expense	9,480	3,241	168		12,889

Net income/(loss) before income tax provision and minority shareholder allocation	1,569	1,957	(601)		2,925

Provision for income taxes	422	653	(81	)(g)	994

Gain/loss attributable to minority shareholders	(32)				(32)

NET INCOME/(LOSS)	1,179	1,304	(520)		1,963

Net earnings/(loss) per share:
Basic	0.34	1.46		(h)	$0.40
Diluted	0.32	1.38		(h)	$0.39

Average shares outstanding for basic earnings per share	3,444,544	891,800			4,870,760
Average shares outstanding for diluted earnings per share	3,631,373	947,708			5,076,540

The accompanying notes are an integral part of these consolidated financial statements.

Unaudited Pro Forma Combined
Statement of Operations
For the Twelve Months ended December 31, 2005

	The Bank	NNB	Pro Forma		Pro Forma
	Holdings	Holdings	Adjustments		Combined

	(dollars in thousands, except per share value)
Interest and dividend income:
Federal funds sold and other	$248	$161	$(577	)(e)	$(168)
Debt securities, taxable	2,362	204			2,566
Debt securities, non-taxable	—				0
Dividends	83	167			250
Loans, including fees	14,473	8,648			23,121
Total interest and dividend income	17,166	9,180	(577)		25,769

Interest expense:
Deposits	6,677	2,635			9,312
Other borrowed funds, notes payable and debt	667	385			1,052
Total interest expense	7,344	3,020	—		10,364

Net interest income	9,822	6,160	(577)		15,405
					0
Provision for loan losses	1,069	414			1,483
Net interest income, after provision for loan losses	8,753	5,746	(577)		13,922

Noninterest income:
Service charges on deposit accounts	206	163			369
Other service charges, commissions and fees	165				165
Pre-underwriting fees	25				25
Income on bank owned life insurance	313	35			348
Exchange fee income	—				0
Unrealized gains/(losses) on trading securities, net	47				47
Realized gains/(losses) on sale of fixed assets, net	4				4
Realized gains/(losses) on sale of investments, net	12				12
Total noninterest income	772	198	—		970

Noninterest expense:
Salaries and employee benefits	4,222	2,031			6,253
Occupancy and equipment	1,532	445			1,977
Data processing	733	239			972
Deposit servicing costs	259	—			259
Accounting, and legal	515	253			768
Other professional services	468	—			468
Telephone and data communications	170				170
Other	924	635	224	(f)	1,783
Total noninterest expense	8,823	3,603	224		12,202

Net income/(loss) before income tax provision and minority shareholder allocation	702	2,341	(801)		2,242

Provision for income taxes	(710)	790	(272)	(g)	(192)

Gain/loss attributable to minority shareholders	—				0

NET INCOME/(LOSS)	$1,412	$1,551	$(529)		2,434

Net earnings/(loss) per share:
Basic	$0.47	$1.77		(h)	$0.55
Diluted	$0.43	$1.71		(h)	$0.51

Average shares outstanding for basic earnings per share	2,974,104	874,948			4,435,384
Average shares outstanding for diluted earnings per share	3,279,863	909,738			4,741,143

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

September 30, 2006 and December 31, 2005
(Amounts in thousands, except per ashare data)

Note 1 — Basis of Presentation

The merger will be accounted for using the purchase method of accounting.

Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” requires the purchase method of accounting for business combinations. SFAS No. 142, “Goodwill and Other Intangible Assets” establishes standards for goodwill acquired in a business combination and sets forth methods to periodically evaluate goodwill for impairment at least annually. The purchase method of accounting for business combinations requires that the assets acquired and the liabilities assumed are recorded at their respective estimated fair market values as of the closing date. The excess of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilites assumed, should be recorded as goodwill and evaluated for impairment at least annually thereafter. Financial statements of The Bank Holdings issued after the consummation of the merger are required to reflect those values, as well as the results of operations of the combined company beginning after the closing date of the merger. Financial statements of The Bank Holdings issued prior to the consummation of the merger will not be restated to reflect NNB Holdings’ historical financial condition or results of operations..

The unaudited pro forma combined statements of income for the nine months ended September 30, 2006 and for the year ended December 31, 2005 give effect to the merger as if the merger had occurred on January 1, 2006, and 2005, respectively.

The unaudited pro forma combined balance sheet as of September 30, 2006 gives effect to the merger as if the merger had occurred at September 30, 2006.

The unaudited pro forma financial data is based on prelimuinary estimates and various assumptions that The Bank Holdings management believe are reasonable in these circumstances. The unaudited pro forma adjustments reflect transaction related items only and are based on currently available information. Purchase price allocations and related amortization, accretion and depreciation periods will be based on final appraisals, evaluations, and estimates of fair values. As a result, actual asset and liability values established and related operating results, including actual amortization and accretion, could differ materially from those reflected in the unaudited pro forma combined financial statements. No estimate of business integration costs or anticipated costs savings, potential revenue enhancements or synergies that The Bank Holdings may expect to realize in connection with the merger have been reflected in the unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements do not reflect the impact of conforming NNB Holdings accounting policies to those of The Bank Holdings, as the impact, if any, has not yet been determined.

Note 2 — Merger Consideration

Under the terms of the merger agreement and based on the “average closing price” of  $19.34, The Bank Holdings issued 1,426,216 shares of common stock and an aggregate of $11 million in cash for the 968,256 outstanding shares of NNB Holdings common stock  and 115,026 existing options held by NNB Holdings management and directors. Based on the actual exchange ratio of 1.87 shares of The Bank Holdings stock, the transaction was comprised of 75% stock and 25% cash and will qualify as a tax deferred reorganization. Based on the average closing price of  $19.34 of of The Bank Holdings common stock, the total fair value of the merger consideration was approximately $36 million, as set forth in Note 3, below.

 Note 3 — Purchase Price and Acquisition Costs

The Bank Holdings has estimated the relative fair value of NNB Holdings net assets in order to determine a preliminary allocation of the purchase price to the net assets to be acquired. For purposes of the accompanying unaudited pro forma condensed combined financial statements, the excess of the purchase price over the book value of net assets to be acquired has been estimated as follows:

Estimated fair value of 1,426,208 shares of The Bank Holdings stock issued:	$27,583	75%
Cash	$7,500	25%

Total merger consideration	$35,083

Estimated The Bank Holdings acquisition costs (1):
Merger related compensation and severance	$3,500
Other merger related expenses	$50
Professional services	$300

Total acquisition costs	$3,850

Estimated total purchase price	$38,933
Less book value of Northern Nevada Holdings net assets to be acquired	$13,598

Preliminary excess of purchase price over book value of net assets to be acquired	$25,335

(1)          “Estimated NNB Holdings acquisition costs” do not include any merger related expenses incurred by NNB Holdings.

The pro forma purchase price calculation shown above is subject to change between September 30, 2006 and the closing date of the merger as a result of the following items:

(a) the actual acquisition costs incurred by The Bank Holdings, and

(b) final appraisals, evaluations and estimates of fair value.

The appraisal and purchase price allocation are expected to be finalized within one year after completion of the merger.

The Bank Holdings anticipates, based on preliminary plans and estimates, that approximately $350,000 in costs will be incurred in connection with the merger and will be included as part of the purchase price of the merger, as set forth above.

In addition to the above transaction costs, The Bank Holdings expects to incur data systems and personnel integration costs of approximately $350,000 before taxes (approximately $231,000 after taxes). These estimated costs are primarily comprised of information technology upgrades and conversions costs, related personnel overtime costs, and branch technology improvements. These amounts are not reflected in the proforma combined statements of operations. Such costs will be included in The Bank Holdings reported results of operations subsequent ot the closing date of the merger.

Note 4 – Pro Forma Adjustments

(a)          To reflect the cash portion of the purchase price and estimated transaction and merger related costs of approximately $11.0 million and approximately $350,000 respectively, as set forth in Note 3 above.

(b)         To reflect the goodwill and core gross deposit intangible to be recognized as a result of the merger, of $23.6 million and $1.5 million, respectively.

(c)          To reflect the elimination of NNB Holdings equity components.

(d)         To reflect the (1) fair value of approximately 968,256 shares of NNB Holdings common stock which exchanges into 1,388,889 shares of The Bank Holdings and (2) 48,966 shares issued in exchange for the exercise of options, as well as 11,639 stock options converted at the exchange ratio of 1.87 based on a price of $19.34 (the average closing price, further described on page 46 of the Joint Proxy Statement-Prospectus dated as of August 15, 2006) less the weighted average exercise price of $13.22 per share.

(e)          To reflect the estimated reduction in interest income, assuming federal funds sold at a 5.25% annual rate were utilized for the cash portion of the merger consideration and acquisition costs.

(f)            To reflect the amortization of the core deposit intangible in other operating expense amortized using the straight line method assuming an estimated life of approximately seven (7) years.

(g)         To reflect the  impact of income taxes associated with these proforma adjustments to operating results at a 34% combined effective tax rate.

(h)         Pro forma basic earnings per share were calculated using The Bank Holdings historical shares outstanding for the periods presented and the expected number of shares outstanding after the issuance 1,426,216 shares of The Bank Holdings common stock as well as the 18,951 net shares given to option holders.

(i)             To reflect the  fair value adjustment to premises and equipment for approximately $353,000.